Exhibit 99.1

Brookline Bancorp, Inc. and First Commons Bank

Sign Definitive Merger Agreement

For Acquisition of First Commons Bank

BOSTON — September 21, 2017 - (GLOBE NEWSWIRE) — Brookline Bancorp, Inc. (NASDAQ: BRKL)(“Brookline”) and First Commons Bank, N.A. (“First Commons Bank”) announced today the execution of an agreement and plan of merger (the “Agreement”), pursuant to which First Commons Bank will merge with and into Brookline Bank.

Under the terms of the agreement, Brookline will pay $16.70 per share, or $52.5 million in Brookline stock, for the outstanding shares and warrants of First Commons Bank, and $3.4 million in cash for the outstanding options, representing a total transaction value of $55.958 million.  First Commons Bank stockholders will receive 1.171 shares of Brookline common stock for each First Commons Bank share they own, subject to adjustment based on Brookline’s ten-day, volume-weighted average stock price between $13.19 and $15.33.  Brookline has the option to pay up to 50% of the consideration for the outstanding shares in cash.

Brookline is a publicly-traded bank holding company headquartered in Boston, Massachusetts with approximately $6.7 billion in assets and branch locations in Massachusetts and Rhode Island.  Brookline operates as the holding company for Brookline Bank, Bank Rhode Island, and First Ipswich Bank.  First Commons Bank is a privately held national banking association with approximately $324 million in assets as of June 30, 2017 located in Newton and Wellesley, Massachusetts.  Upon completion of the acquisition, Brookline’s assets are expected to increase to $7.1 billion.  Following the acquisition, Brookline will continue to be well capitalized and positioned to take advantage of other potential future growth opportunities.

Paul Perrault, President and Chief Executive Officer of Brookline, said, “We are very pleased to welcome the customers of First Commons Bank to Brookline Bank, and we look forward to getting to know its employees.  This combination leverages our unique talents and efforts within greater Boston and strengthens our position in the marketplace.”

Tony Nuzzo, Chairman, President and Chief Executive Officer of First Commons Bank, said, “We are excited to have our clients join Brookline Bank, which has a long tradition of providing quality customer service in both the commercial and retail areas throughout the greater Boston market.”

The following are selected terms and metrics associated with the transaction based upon current projections:

•                  Total transaction value:  $55.958 million

•                  Price to June 30, 2017 tangible book value per share:  1.49x

•                  Anticipated to be 2% accretive to earnings per share on a full year basis

•                  Tangible book value dilution of $0.05 per share inclusive of merger charges with expected earn-back of approximately 3 years

•                  Projected cost saves: 50%

The companies expect to consummate the transaction during the first quarter of 2018, subject to approval by First Commons Bank shareholders, the receipt of all required regulatory approvals, and the satisfaction of customary closing conditions.

Brookline was advised by the law firm of Goodwin Procter LLP.  First Commons Bank was advised by Keefe, Bruyette & Woods, Inc. and the law firm of Nutter McClennen & Fish LLP.

About Brookline Bancorp, Inc.

Brookline Bancorp, Inc. is a multi-bank holding company for Brookline Bank, First Ipswich Bank, and Bank Rhode Island and their subsidiaries. Headquartered in Boston, MA, Brookline has $6.7 billion in assets and branches throughout Massachusetts and Rhode Island. As a commercially-focused financial institution, Brookline, through its banks, offers a wide range of commercial, business and retail banking services, including a full complement of cash management products, on-line banking services, consumer and residential loans and investment services designed to meet the financial needs of small-to mid-sized businesses and retail customers. Brookline also provides equipment financing through its Eastern Funding and Macrolease Corporation subsidiaries.  More information about Brookline Bancorp, Inc. may be found at www.brooklinebancorp.com.  More information about Brookline Bank may be found at www.brooklinebank.com.

About First Commons Bank, N.A.

First Commons Bank, N.A., is a nationally chartered, FDIC-insured full-service community bank, dedicated to serving the businesses and individuals of Newton, Wellesley, Waltham, and eastern Massachusetts. The bank opened for business on July 22, 2009. Its main office is located at 718 Beacon Street in Newton Centre, Massachusetts, and it has a branch at 161 Linden Square in Wellesley, Massachusetts. Visit the First Commons Bank website at http://www.firstcommonsbank.com Follow the bank on Facebook at http://facebook.com/firstcommonsbank and on Twitter at http://twitter.com/firstcommonsbank.

Tangible Book Value Dilution

	$ in millions	Shares in millions	$ per share
Brookline Stand Alone
Tangible Book Value at June 30, 2017	$650.6	76.4	$8.52
Two Quarters of Mean Consensus Earnings Prior to Close	30.9
Two Quarters of $0.09 per share Common Dividends	(13.7)
Amortization of Existing Core Deposit Intangibles	1.0
Projected Stand Alone Tangible Book Value at close	$668.8	$76.4	$8.76
Pro Forma
Brookline Tangible Book Value at December 31, 2017	$668.8	76.4	$8.76
Equity consideration to First Commons (2)	52.5	3.7
Total intangibles created	(20.6)
Merger and restructuring costs, after tax (4)	(3.9)
Proforma Book Value at close	696.9	80.1	$8.70
BRKL Tangible Book Value Dilution ($)			$(0.06)
BRKL Tangible Book Value Dilution (%)			-0.6%
Tangible Book Value Per Share Earnback (5)			~ 2.7 years

	$ in millions	Shares in millions	$ per share
First Commons Stand Alone
Tangible Book Value at June 30, 2017	$35.1	3.1	$11.24
Two Quarters of Earnings Prior to Close (1)	1.3
Projected Stand Alone Tangible Book Value at close	$36.4	3.1	$11.66
Purchase Accounting Adjustments (3)	$—
First Commons Adjusted Tangible Book Value at close	$36.4	3.1	$11.66

Intangibles Created	$ in millions
Deal Value	$56.0
First Commons Adjusted Tangible Book Value at close	$36.4
Excess over Adjusted Tangible Book Value	$19.5
Core Deposit Intangible (CDI) created	(2.5)
Deferred Tax Liability on CDI	1.0
Goodwill Created	$18.0
Total Intangibles Created	$20.6

(1) Based on the last two quarters of reported earnings by First Commons (Q1 and Q2 of 2017)

(2) Assumes 100% stock consideration for outstanding shares and warrants, a ten-day, volume-weighted average stock price for BRKL of $14.26 and exchange ratio of 1.171 shares of BRKL common stock for each First Commons common share outstanding

(3) No material purchase accounting adjustments anticipated, subject to change at transaction closing

(4) All merger and restructuring costs are reflected at time of close, subject to actual timing differences

(5) Based on when Pro Forma TBV per share crosses over and begins to exceed projected stand alone BRKL tangible book value per share

(6) Some items may not foot due to rounding

Special Note Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include statements regarding the anticipated closing date of the transaction, estimated cost savings, tangible book value dilution and expected earn-back, pre-tax non-interest expenses, and the amount of accretion of the transaction to Brookline’s earnings, and reflect the current views of Brookline’s management with respect to, among other things, future events and Brookline’s financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “project,” “forecast,” “goal,” “target,” “would” and “outlook,” or the negative variations of those words or other comparable words of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about Brookline’s industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond Brookline’s control. Accordingly, Brookline cautions you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict.  Although Brookline believes that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. The following factors, among others listed in Brookline’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, could cause the actual results of Brookline’s operations to differ materially from expectations: failure to obtain the approval of the shareholders of First Commons Bank in connection with the proposed acquisition; the timing to consummate the proposed acquisition; the risk that a condition to closing of the proposed acquisition may not be satisfied; the risk that a regulatory approval that may be required for the proposed acquisition is not obtained or is obtained subject to conditions that are not anticipated; the parties’ ability to achieve the synergies and value creation contemplated by the proposed acquisition; the parties’ ability to successfully integrate operations in the proposed acquisition; the effect of the announcement of the proposed acquisition on the ability of First Commons Bank to maintain relationships with its key partners, customers and employees, and on its operating results and business generally; competition; changes in economic conditions, interest rates and financial markets; and changes in legislation or regulatory requirements. The foregoing list of factors is not exhaustive.

If one or more events related to these or other risks or uncertainties materialize, or if Brookline’s underlying assumptions prove to be incorrect, actual results may differ materially from what Brookline anticipates. Accordingly, you should not place undue reliance on any such forward looking statements. Any forward-looking statement speaks only as of the date on which it is made, and Brookline does not undertake any obligation to publicly update or review any forward looking statement, whether as a result of new information, future developments or otherwise. New risks and uncertainties arise from time to time, and it is not possible for Brookline to predict those events or how they may affect it. In addition, Brookline cannot assess the impact of each factor on Brookline’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement.  This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Brookline or persons acting on Brookline’s behalf may issue.  Annualized, pro forma, projected and estimated numbers are used for illustrative purposes only, are not forecasts and may not reflect actual results.

Non-GAAP Financial Measures

This document makes references to non-GAAP financial measures incorporating tangible equity and related measures, as well as core deposits.  These measures are commonly used by investors in evaluating business combinations and financial conditions.

The calculation of tangible book value dilution includes transaction costs related to the business combination, including professional fees, severance, contract terminations, system conversion costs, and other one-time costs of the transaction.  These costs are subtracted from equity as if they are all recorded by Brookline at the time the acquisition is completed.  These adjustments are stated net of a tax benefit based on the estimated tax deductibility of the projected costs.

Transaction costs are not included in reference to related earnings, including references to earnings accretion, the payback period for dilution to tangible book value, and cost save estimates.  Brookline anticipates that the transaction costs will total $6.3 million, pre-tax.  It is presently undetermined as to which of these transaction costs will be recorded by Brookline and which will be recorded by First Commons Bank.  Accordingly, Brookline is presently unable to estimate GAAP earnings related measures.

Non-GAAP measures are not a substitute for GAAP measures; they should be read and used in conjunction with Brookline’s GAAP financial information.  In all cases, it should be understood that non-GAAP per share measures do not depict amounts that accrue directly to the benefit of shareholders.

Additional Information and Where to Find It

In connection with the proposed acquisition, Brookline will file with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 that will include a Proxy Statement of First Commons Bank and a Prospectus of Brookline as well as other relevant documents concerning the proposed acquisition.  Investors and stockholders are encouraged to read the Registration Statement and Proxy Statement/Prospectus regarding the proposed acquisition when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents.  A free copy of the Registration Statement and Proxy Statement/Prospectus, as well as other filings containing information about Brookline and First Commons Bank, may be obtained from the SEC’s website, www.sec.com as they become available.  Copies of the Registration Statement and Proxy Statement/Prospectus (when available) and the filings that will be incorporated therein by reference may also be obtained, free of charge, from Brookline’s website, www.brooklinebancorp.com, or by contacting Brookline’s Chief Financial Officer, Carl Carlson at 617-425-5331 or ccarlson@brkl.com.

Investor and Media Contacts:
Brookline Investor Relations Contact:	Carl M. Carlson Chief Financial Officer (617) 425-5331

First Commons Bank Investor Relations Contact:	Tony Nuzzo Chairman, President and CEO (617) 243-4410